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                                   EXHIBIT 4.1


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER                                                                    SHARES
______                                                                    ______

                          NHANCEMENT TECHNOLOGIES INC.

                    ______ Shares are with $.01 Par Value
                                  COMMON STOCK

         This certifies that ___________________________________________ is the owner of ________________ Shares of the Capital Stock of Nhancement Technologies Inc., fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _____________ A.D. 19__.


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           Secretary                                       President